Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68276) of World Fuel Services Corporation of our report dated February 21, 2003 relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Miami, Florida March 20, 2003